Exhibit 99.02

NUZEE, Co. Ltd. Balance Sheets
ASSETS	December 31, 2012 (Unaudited)	September 30, 2012 (Audited)
Current Assets
Cash	$13,508	$165,484
Inventories, net	31,690	73,241
Prepaid expenses and deposits	226,278	14,938
Total current assets	271,476	253,663

Equipment, net	2,382	2,475
Intellectual property	42,818	42,818

Total Assets	$316,676	$298,956

Current Liabilities
Accounts payable	$34,181	$79,886
Other Liabilities, including advanced from shareholder	139,661	156,721
Total Current Liabilities	173,842	236,607

Stockholders' Equity
Common Stock; no par value 50,000,000 shares authorized, 33,733,333 and 30,400,000 shares issued and outstanding as of December 31, 2012 and September 30, 2012	-	-
Additional Paid in Capital	747,407	347,407
Accumulated deficit	(604,573)	(285,058)
Total Stockholders' Equity	142,834	62,349

Total Liabilities and Stockholders' Equity	$316,676	$298,956

The accompanying notes are an integral part of these condensed financial statements.

NUZEE, Co. Ltd. Statements of Operations (unaudited)
	For the period from October 1, 2012 to December 31, 2012	For the period from November 9, 2011 (Inception) to December 31, 2011
Revenues	$36,825	$-
Cost of revenues	158,869	-
Gross loss	(122,044)	-
Operating expenses	198,078	-
Loss from operations	(320,122)	-

Other Income	608	-

Net loss	$(319,514)	$-

The accompanying notes are an integral part of these condensed financial statements.

NUZEE, Co. Ltd. Statements of Cash Flows (unaudited)
	For the period from October 1, 2012 to December 31, 2012	For the period from November 9, 2011 (Inception) to December 31, 2011

Operating Activities:
Net loss	$(319,514)	$-
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	93	-
Loss contingency on pending inventory delivery	139,660	-
Provision for obsolete inventory	8,274	-
Changes in operating assets and liabilities:
Inventories	33,277	(1,575)
Prepaid expenses and deposits	(217,451)	-
Accounts Payable	(45,705)	-

Net cash used in operating activities	(401,366)	(1,575)

Financing Activities:
Advances from Stockholder, net	-	10,025
Proceeds from issuance of common stock	249,390	-
Net cash provided by financing activities	249,390	10,025

Net change in cash	(151,976)	8,450
Cash, beginning of period	165,484	-
Cash, end of period	$13,508	$8,450

Supplemental disclosure of cash flow information:
Cash paid for interest	-	-
Cash Paid for taxes	-	-

Non-Cash Financing Transaction:
The Company issued $150,610 in common stock in exchange for
the amount due to the majority shareholder.

The accompanying notes are an integral part of these condensed financial statements.

NUZEE Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1. ORGANIZATION

Nuzee Co., Ltd. (“Company”) was incorporated on November 9, 2011 in California, and is registered to do business in California.   The Company is affiliated with international businesses that distribute the same products in Asia.  The Company is a start-up organization which intends to market and distribute primarily energy products. Additionally, while the Company primarily intends to purchase its proprietary products and resell, the Company may also engage in contract manufacturing, where the Company purchases raw materials, and retains a contract converter to process the raw materials into finished products for resale.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation of the financial statements have been included.

The results of operations reported for interim periods are not necessarily indicative of the results for the entire year or any subsequent interim period.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Capital Resources

The Company has not generated revenues from its principal operations, and there is no assurance of future revenues. As of September 30, 2012, the Company had an accumulated deficit from inception of $604,573.

The Company’s activities will necessitate significant uses of working capital beyond 2012. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued marketing efforts and the status of competitive products. The Company plans to continue financing its operations with cash received from financing activities, more specifically from equity contributions.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Use of Estimates

In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accounts payable. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2012 and September 30, 2012.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2012 and September 30, 2012.

Revenue Recognition

The Company recognizes revenue only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the products are delivered and collectability of the resulting receivable is reasonably assured.

Inventories

Inventory, consisting principally of products held for resale, is stated at the lower of cost or market, using the weighted average cost method.   The Company reviews inventory levels at least annually and records a valuation allowance when appropriate.  During the three months ending December 31, 2012 the Company concluded there was an additional impairment to the carrying value of the inventory of $8,274, and increased the inventory allowance account accordingly with a corresponding charge to Cost of Goods Sold.  The inventory amount reflected on the balance sheet is net of the total allowance of $88,696 at December 31, 2012.

Equipment, net

Equipment is stated at cost. The Company depreciates equipment on a straight line basis.  Office Equipment is depreciated over a 3 year life, vehicles over a 5 year life, and other assets over a 10 year life.  Depreciation expense for the year ended September 30, 2012 was $124.  Repair and Maintenance costs are expensed as incurred.

Samples

The Company distributes samples of its products as a component of its marketing program.  Costs for samples are expensed at the time the samples are shipped and are recorded in cost of sales.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2012, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.

Recent Accounting Pronouncements

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all nonowner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be crossreferenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any, the adoption of ASU 2013-02 will have on its financial statements.

3. EQUIPMENT – NET

Equipment consists of the following as of December 31, 2012 and September 30, 2012:

	December 31		September 31
	2012		2012
Office equipment		$2,599	$2,599
Less accumulated depreciation		$217	$124
Equipment – net		$2,382	$2,475

4. COMMON STOCK

During December 2012, the Company issued 3,333,333 shares of common stock to its majority shareholder pursuant to a stock purchase agreement for $249,390 in cash and in exchange for the amount due to the shareholder of 150,610.  The shares were issued at the estimated fair market value of $.12 per share for a total of $400,000.

5. RELATED PARTY TRANSACTIONS

During the three months ending December 31, 2012 the Company made a deposit of $139,661 towards the purchase of skin care products, for resale, from an entity controlled by the Company’s majority shareholder.  Subsequent to this commitment, the Company decided to focus its sales and marketing efforts on the energy drink market, and has provided a loss contingency against this deposit of $139,661 which is included in the cost of goods sold for the three months ending December 31, 2012.

6.  INCOME TAXES

The Company’s effective income tax rate for the three months ended December 31, 2012 and 2011 was 40.6%.  In accounting for income taxes, the Company recognizes deferred tax assets if realization of such assets is more likely than not.  The Company believes, based on factors including, but not limited to, the ability to generate future taxable income and the Company’s status as a development stage Company that the deferred tax assets will not be realized and we have recorded a valuation allowance against these deferred tax assets to zero.

Additionally, the Company’s utilization of net operating loss carryforwards may be subject to annual limitations due to the potential ownership change contemplated by the reverse merger pursuant to the ownership change provisions of the Internal Revenue Code Section 382.

As of December 31, 2012, there have been no material changes to the Company’s uncertain tax position disclosure as provided at September 30, 2012.  It is the Company’s policy to recognize interest and penalties related to uncertain tax positions as Interest expense.  As of December 31, 2012 the Company has not incurred any penalties or interest on uncertain tax positions.

7.  SUBSEQUENT EVENTS

On April 19, 2013, the Company entered into an agreement in principal to be acquired in a stock exchange transaction that is expected to be accounted for as a reverse merger or recapitalization transaction.